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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Evolving Systems, Inc. of our report dated December 8, 2003, relating to the financial statements of CMS Communications, Inc. which appears in Evolving Systems, Inc. Current Report on Form 8-K/A dated December 8, 2003.

PricewaterhouseCoopers LLP

Denver, Colorado
January 21, 2004

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CONSENT OF INDEPENDENT ACCOUNTANTS